Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 333-225572 on Form S-8 pertaining to the 2014 Employee Stock Purchase Plan of Magellan Health, Inc.
(2)	Registration Statement Number 333-212753 on Form S-8 pertaining to the 2016 Management Incentive Plan of Magellan Health, Inc.
(3)	Registration Statement Number 333-196497 on Form S-8 pertaining to the 2014 Employee Stock Purchase Plan of Magellan Health Services, Inc.
(4)	Registration Statement Number 333-174314 on Form S-8 pertaining to the 2011 Management Incentive Plan of Magellan Health Services, Inc.
(5)	Registration Statement Number 333-151059 on Form S-8 pertaining to the 2008 Management Incentive Plan of Magellan Health Services, Inc.

of our reports dated February 26, 2021, with respect to the consolidated financial statements of Magellan Health, Inc., and the effectiveness of internal control over financial reporting of Magellan Health, Inc., included in this Annual Report (Form 10-K) of Magellan Health, Inc. for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Baltimore, Maryland

February 26, 2021